EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                                                                                CONTACT:
                                                                                                Laurey Peat
                                                                                                LAUREY PEAT + ASSOCIATES
                                                                                                214/871-8787

Tuesday Morning Corporation Names Elizabeth Schroeder Executive
Vice President & Chief Financial Officer
Seasoned Financial Executive Joins Senior Management Team.

DALLAS — July 18, 2006 —Tuesday Morning Corporation (NASDAQ: “TUES”), the leading national deep-discount retailer of first quality famous maker home furnishings and gifts, today named Elizabeth Schroeder as the new Executive Vice President & Chief Financial Officer.

Ms. Schroeder brings extensive financial experience to Tuesday Morning most recently as Executive Vice President & Chief Financial Officer of Wyndham International, Inc., one of the nation’s largest hospitality companies with revenues over $1 billion.

“We’re pleased to welcome Elizabeth to Tuesday Morning,” said Kathleen Mason, President and Chief Executive Officer. “Ms. Schroeder is a seasoned financial executive who has demonstrated a rare combination of skills across a wide range of disciplines within a leading nationally branded consumer services company. Her top level experience in finance and the hospitality industry will broaden our senior management team and bring a fresh perspective to our company.”

In addition to her primary responsibilities in the areas of corporate finance management, Ms. Schroeder will play an important role in the company’s investor relations programs and will oversee strategic planning, treasury, corporate tax and human resources.

Prior to joining Tuesday Morning, Ms. Schroeder served as Executive Vice President, Chief Financial Officer for Wyndham International, Inc. since 2004, leading the company through its post-acquisition transition as a key member of management. In 2000, Ms. Schroeder became Senior Vice President, Financial Reporting with primary responsibility for Wyndham International’s investor relations activities on Wall Street. As Vice President of Financial Reporting from 1998 to 2000, Ms. Schroeder was responsible for all financial and SEC reporting, working directly with external auditors, evaluating and implementing controls, managing all functions related to cash management and was a key member of the corporate reorganization team.

Prior to joining Wyndham International, Ms. Schroeder was the Corporate Controller for American General Hospitality Corporation for five years.

Ms. Schroeder is a Certified Public Accountant and a native of Louisiana. She graduated from Louisiana State University, Shreveport with a Bachelor of Science in Accounting. Ms. Schroeder succeeds Mike Marchetti who has served as acting Chief Financial Officer for Tuesday Morning since the departure in May 2006 of Loren Jensen.

About Tuesday Morning
Tuesday Morning is the leading closeout retailer of upscale, decorative home accessories and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 762 stores in 46 states during periodic “sale events.” Tuesday Morning is nationally known for bringing its more than 8.0 million loyal customers a treasure hunt of high-end, first quality, brand name merchandise at prices 50% to 80% below department and specialty stores and catalogues.

This press release contains forward-looking statements, within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections.  Words such as “ can,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements.  Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected or implied in the forward-looking statements.  Such risks and uncertainties include: the success of new store openings, competitive factors, access to merchandise and unanticipated changes in consumer demand and economic trends, as well as other risks detailed in the company’s filings with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.  The Company undertakes no obligation to revise the forward-looking statements contained therein to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.

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